[LETTERHEAD OF GAUNT & COMPANY, LTD.]




                        May 5, 1998


Board of Directors
HCB Bancshares, Inc.
237 Jackson Street
Camden, Arkansas  71701-0878

       Re: Registration Statement on Form S-8
           HCB Bancshares, Inc. Management Recognition Plan and
           HCB Bancshares, Inc. 1998 Stock Option Plan

Ladies and Gentlemen:

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 28, 1996 on our audits of the consolidated statements of financial condition of Heartland Community Bank (formerly First Federal Savings and Loan Association of Camden) and its subsidiary as of June 30, 1996, and the related consolidated statements of income, equity, and cash flows, for the years ended June 30, 1996 and 1995, which reports were included in HCB Bancshares, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 1997 (Commission File No. 0-22423). We also consent to the reference to our firm under the caption "Experts" in the Prospectus which is part of the Registration Statement.






                            /s/ Gaunt & Company, Ltd